Exhibit 10.5

Nonqualified Stock Option Award

General Terms and Conditions

(Non-Employee Directors)

OraSure Technologies, Inc. (the “Company”) maintains the Stock Award Plan (the “Plan”). These Non-Qualified Stock Option Award General Terms and Conditions (the “Award Terms”) govern the Award of an Option to Participant as a Non-Employee Director pursuant to the Plan. Capitalized terms not otherwise defined shall have the meanings set forth in Section 10 of these Award Terms.

1.	Option Type and Term.

1.1	Type of Option. The Option is not intended to be an incentive stock option as described in Internal Revenue Code Section 422.

1.2	Term. The Option term will expire on the expiration date shown on the cover sheet unless earlier terminated pursuant to this Agreement.

1.3	Vesting. Except as otherwise provided in this Agreement, the Option will be vested as to, and accordingly may be exercised from time to time during the term to purchase, Shares up to the number shown on the cover page as vested as of the date of exercise.

2.	Service As Director.

2.1	Expiration After Termination of Service. If the recipient of the Option (“Participant”) ceases to be a member of the Board of Directors of the Company (the “Board”) for any reason, the right to exercise the Option will expire upon the earlier of (i) the end of the original term as specified in Section 1.2 above, and (ii) the end of the following periods as applicable:

After Termination On Account Of	Period

Death	1 year
Retirement	5 years
Disability	1 year
Any other reason	1 year

2.2	Effect of Termination on Vesting. Subject to Section 3, the Option will continue vesting in accordance with Section 1.3 and will cease vesting upon termination of Participant’s service as a member of the Board. The Shares as to which the Option is exercisable will be those as to which the Option is vested at the time of exercise.

2.3	Adjustments. The Shares, the exercise price for the Shares and other terms of the Option shall be subject to adjustment pursuant to Section 14.2 of the Plan.

2.4	No Employment Contract. Neither the Plan nor the Option constitutes a contract of employment of Participant by the Company or its affiliates.

3.	Acceleration of Exercisability. The Option will become immediately and fully vested and exercisable as to all Shares covered by the Option, (a) if a Change in Control Date occurs while Participant serves on the Board or (b) upon Participant’s death or Disability.

4.	Method of Exercise.

4.1	Exercise of Option. All or any portion of the Option may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to the Company in the attached form stating the number of Shares, form of payment, and proposed date of closing.

4.2	Other Documents. Participant must furnish the Company, before closing of any exercise of the Option, such other documents or representations as the Company may require to assure compliance with applicable laws and regulations.

4.3	Price and Payment. The exercise price for the Shares purchased upon exercise of the Option shall be as set forth on the cover sheet and must be paid in full at or before closing by one or a combination of the following:

(a)	Payment in cash;

(b)	Delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i)	To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to the Company in payment of all or a part of the exercise price and withholding taxes due; or

(ii)	To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to the Company in payment of all or a part of the exercise price and withholding taxes due; or

(c)	Delivery of previously acquired Shares having a Fair Market Value at least equal to the exercise price.

4.4	Previously Acquired Shares. Delivery of previously acquired Shares surrendered in full or partial payment of the exercise price of all or any portion of the Option, will be subject to the following conditions:

(a)	The Shares tendered must be in good delivery form;

(b)	The Fair Market Value of the Shares, together with the amount of cash, if any, tendered must equal or exceed the exercise price of the Option;

(c)	Any Shares remaining after satisfying payment of the exercise price will be reissued in the same manner as the Shares tendered; and

(d)	No fractional Shares will be issued and cash will not be paid to Participant for any fractional Share value not used to satisfy payment of the exercise price.

5.	Transferability.

5.1	Restriction. Except for Permitted Transfers, as defined in Section 5.2:

(a)	The Option is not transferable by Participant other than by testamentary will or the laws of descent and distribution and, during Participant’s lifetime, may be exercised only by Participant or Participant’s guardian or legal representative;

(b)	No assignment or transfer of the Option, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, will vest in the assignee or transferee any interest or right; and

(c)	Immediately upon any attempt to assign or transfer the Option, the Option will terminate and be of no force or effect.

5.2	Permitted Transfers. Participant may transfer all or any portion of the Option, without payment of consideration, to Participant’s family members, trusts for such family members, or a partnership or limited liability company in which Participant and members of Participant’s family own more than 50% of the voting interests.

5.3	Exercise in the Event of Death or Disability. Whenever the word “Participant” is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to Participant’s guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will or by the laws of descent and distribution, the word “Participant” will be deemed to include such person or persons.

6.	Securities Laws. The Company will not be required to issue any Shares upon exercise of the Option, or any portion thereof, until the Company has taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable federal or state securities laws.

7.	Tax Reimbursement. In the event any withholding or similar tax liability is imposed on the Company in connection with or with respect to the exercise of the Option or the disposition by Participant of the Shares acquired upon exercise of the Option, Participant will pay to the Company an amount sufficient to satisfy such tax liability.

8.	Conditions Precedent. The Company will use its best efforts to obtain any required approvals of the Plan and the Option by any state or federal agency or authority that the Company determines has jurisdiction. If the Company determines that any required approval cannot be obtained, all Awards to Participant will terminate on notice to Participant to that effect.

9.	Successorship. Subject to the restrictions on transferability of the Option set forth in this Agreement and in the Plan, the Agreement will be binding upon and benefit the parties, their successors, and assigns.

10.	Defined Terms. When used in this Agreement, the following terms have the meanings specified below:

10.1	“Agreement” means the agreement evidencing an Option governed by these Award Terms.

10.2	“Change in Control” shall have the meaning set forth in the Plan.

10.3	“Change in Control Date” means the first date following the Grant Date on which a Change in Control has occurred.

10.5	“Committee” means the Compensation Committee of the Board or any successor thereto.

10.6	“Disability” shall have the meaning set forth in the Plan.

10.7	“Grant Date” means the date of this Agreement, which is the date the Option is granted to Participant.

10.8	“Option” means the Nonqualified Stock Option granted to Participant evidenced by this Agreement.

10.9	Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

11.	Option Subject to Plan. The Option is issued under the Plan and shall be governed by its terms. Except as specifically set forth herein, in the event of any inconsistency between the Plan and this Agreement, the Plan’s terms shall control.

12.	Notices. Any notices regarding the Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as certified mail directed to the address maintained in the Company’s records or to such other address as a party may certify by notice to the other party.

Attachment: Exercise Form

ELECTION TO EXERCISE NONQUALIFIED STOCK OPTION

To:	OraSure Technologies, Inc.
220 East First Street
Bethlehem, PA 18015

The undersigned hereby exercises the NonQualified Stock Option________________ evidenced

                                                                                                                   (option number)

by the NonQualified Stock Option Award Agreement dated_____________________ (the “NonQualified

                                                                                                  (date options were granted)

Agreement”), for_____________________ shares (the “Shares”) of common stock of OraSure

                             (# of shares you wish to purchase)

Technologies, Inc. (the “Company”) at the price of $___________ per share and agrees to tender payment

                                                                                          (option price)

therefor in the amount of $_______________ (the “Exercise Price”) and required withholding taxes in

                                         (# of shares purchased X option price)

accordance with the terms of the NonQualified Stock Option Award Agreement for closing on

                    . (approximately 10 days after exercise)

Mark the appropriate responses below:

1.	Payment

☐	Payment in the amount of the Exercise Price and required withholding taxes is enclosed.

☐	Payment in the amount of the Exercise Price and required withholding taxes will be made to the Company within ten business days by _____________________ (“Broker”), to which I have given irrevocable instructions to sell enough of the Shares for such purpose and to deliver proceeds in the amount of the Exercise Price and withholding taxes to the Company. If the Broker does not make such payment within such time, I agree to pay the Exercise Price and withholding taxes to the Company within an additional five business days.

☐	Payment shall be made as described on the page attached hereto.

2.	Delivery of Shares.

☐	The shares have been sold. Please deliver the stock certificate to, and made out in the name of the following:

(e.g., Broker, Address, Account Number)

☐	The Shares have not been sold. Please deliver the stock certificate to, and made out in the name of:

(e.g., your name)

DATED:_____________________________
(Printed Name)

(Signature of Participant)

EXERCISE OF NONQUALIFIED STOCK OPTIONS

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015

For Federal Income Tax purposes, ORASURE TECHNOLOGIES, INC. is required to include on each Participant’s year-end tax Form W-2 or 1099-MISC and on the Company’s tax return, an amount equal to the difference between the fair market value of stock purchased upon exercise of a NonQualified Stock Option on the exercise date and the option exercise price (the “Option Spread”).

If you sold any of these option shares on the same day that you exercised them, please provide the following information and return a copy of this form to the Accounting department. This information will assist in the determination of the fair market value of the shares at the time of exercise to be used to calculate the Option Spread and proper withholding amounts.

Option Number	Date	Sale price per share

Option Number	Date	Sale price per share

Option Number	Date	Sale price per share

Option Number	Date	Sale price per share

Printed Name	Signature of Participant